Exhibit 99.1

SeaSpine Announces Preliminary Results for Fourth Quarter and Full-Year 2019; Reports Record

Revenue, Driven by Greater Than 20% U.S. Spinal Implants Growth

Provides Revenue Guidance for 2020

CARLSBAD, CA. (January 7, 2020)—SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, announced today preliminary financial results for the fourth quarter and full-year 2019, with U.S Spinal Implants revenues expected to reflect growth within the 20% to 21% range.

“We are pleased by our overall strong revenue performance in the fourth quarter and, in particular, the growth in excess of 20% in the U.S. Spinal Implants portfolio,” said Keith Valentine, President and Chief Executive Officer. “Based on the rapid adoption we’re getting from our recent product launches, particularly the extension of our modular Mariner pedicle screw platform into MIS and more complex revision surgeries, and a robust development pipeline of new products to be launched in 2020, we are confident that we will continue to drive the double-digit revenue growth momentum that we pivoted to in the third quarter of 2019. The entire SeaSpine organization remains focused on our mission to deliver cost effective spinal implants and orthobiologics procedural solutions to surgeons and hospitals to improve the quality of patient lives.”

Additional Financial Results

Preliminary and unaudited revenue for fourth quarter 2019 is expected to be in the range of $43.4 to $43.8 million, reflecting approximately 14% to 15% growth compared to the prior year period. Fourth quarter 2019 U.S. revenue is expected to be in the range of $39.1 to $39.4 million, reflecting 15% to 16% growth compared to the fourth quarter 2018, with U.S. Orthobiologics revenues expected to reflect growth within the 10%—11% range for the fourth quarter. International revenue is expected to increase more than 8% to approximately $4.3 to $4.4 million.

Preliminary and unaudited full-year 2019 revenue is expected to be in the range of $158.7 to $159.1 million, reflecting growth of approximately 11% over full-year 2018.

Cash and cash equivalents at December 31, 2019 are expected to be approximately $20.2 million, and the Company had no outstanding debt under its $30 million credit facility, which the Company can at its option expand up to $40 million.

2020 Financial Outlook

SeaSpine expects full-year 2020 revenue to be in the range of $177 to $181 million, reflecting growth of approximately 12% to 14% over full-year 2019. Growth in the U.S. Spinal Implants portfolio for the full-year 2020 is expected to exceed 15%.

About SeaSpine

SeaSpine (www.seaspine.com) is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal implants solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal implants portfolio consists of an extensive line of products to facilitate spinal fusion in degenerative, minimally invasive surgery (MIS), and complex spinal deformity procedures. Expertise in both orthobiologic sciences and spinal implants product development allows SeaSpine to offer its surgeon customers a differentiated portfolio and a complete solution to meet their fusion requirements. SeaSpine currently markets its products in the United States and in approximately 30 countries worldwide through a committed network of increasingly exclusive distribution partners.

Forward-Looking Statements

SeaSpine cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that are based on the Company’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to: the rapid adoption of the Company’s recent product launches; the Company’s development pipeline and new products to be launched in 2020; the Company’s confidence that it will continue to drive double-digit revenue growth; and the Company’s expectations for full-year 2020 revenue. In addition, this release contains preliminary financial results for fourth quarter and full-year 2019. These preliminary results are not a comprehensive statement of financial results for either fourth quarter or full-year 2019 and are provided prior to completion of all internal and external review and audit procedures and therefore are subject to adjustment. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: surgeons’ willingness to continue to use the Company’s existing products and to adopt its newly launched products, including the risk that the Company’s products do not demonstrate adequate safety or efficacy, independently or relative to competitive products, to support expected levels of demand or pricing; the ability of newly launched products to perform as designed and intended and to meet the needs of surgeons and patients, including as a result of the lack of clinical validation of products in limited commercial (or “alpha”) launch; the Company’s ability to continue to invest in medical education and training, product development, and/or sales and marketing initiatives at levels sufficient to drive future revenue growth, including its inability to obtain funding on a timely basis on acceptable terms, or at all; the Company’s ability to attract new, high-quality distributors, whether as a result of perceived deficiencies, or gaps, in the Company’s existing product portfolio, inability to reach agreement on financial or other contractual terms, or otherwise, as well as disruption associated with restrictive covenants to which distributors are subject and potential litigation and expense associated therewith; risks inherent in newly initiated collaborations, such as with restor3d, Inc., or the use of nascent manufacturing techniques, such as additive processing/3D-printing;continued pricing pressure, whether as a result of consolidation in hospital systems, competitors or others, as well as exclusion from major healthcare systems, whether as a result of unwillingness to provide required pricing or otherwise; the risk of supply shortages and the associated, potentially long-term disruption to product sales, including as a result of the Company’s dependence on PcoMed to supply products incorporating NanoMetalene technology and a limited number of third-party suppliers for other components and raw materials, or otherwise; unexpected expense and delay, including as a result of litigation or as a result of developing and supporting the launch of new products, the fact that newly launched products may require substantial additional development activities, which could introduce further expense and delay, or as a result of obtaining regulatory clearances; general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad; and other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

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Investor Relations Contact

Leigh Salvo

(415) 937-5402

ir@seaspine.com